UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

May 9, 2013

Date of Report (date of earliest event reported)

INTEVAC, INC.

(Exact name of Registrant as specified in its charter)

State of Delaware	0-26946	94-3125814
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

3560 Bassett Street

Santa Clara, CA 95054

(Address of principal executive offices)

(408) 986-9888

(Registrant’s telephone number, including area code)

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The matters voted upon at Intevac’s Annual Meeting held on May 9, 2013 and the results of such voting are set forth below:

	Affirmative Votes	Negative Votes	Votes Withheld	Abstentions and Broker Non-Votes
Proposal 1: Election of Directors
Norman H. Pond	19,728,401	N/A	99,046	3,247,348
David S. Dury	19,584,656	N/A	242,791	3,247,348
Stanley J. Hill	19,571,619	N/A	255,828	3,247,348
Thomas M. Rohrs	19,581,656	N/A	245,791	3,247,348
John F. Schaefer	19,576,654	N/A	250,793	3,247,348
Ping Yang	19,750,745	N/A	76,702	3,247,348

All director nominees were duly elected.

	Affirmative Votes	Negative Votes	Votes Withheld	Abstentions and Broker Non-Votes
Proposal 2: Proposal to approve an amendment to the Intevac 2003 Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 500,000 shares	19,612,931	148,116	—	3,313,748

Proposal 2 was approved.

	Affirmative Votes	Negative Votes	Votes Withheld	Abstentions and Broker Non-Votes
Proposal 3: Proposal to approve a stock option exchange program for eligible employees (excluding the Named Executive Officers and directors)	18,980,606	777,181	—	3,317,008

Proposal 3 was approved.

	Affirmative Votes	Negative Votes	Votes Withheld	Abstentions and Broker Non-Votes
Proposal 4: Ratification of Grant Thornton LLP as independent public accountants for the fiscal year ending December 31, 2013	22,935,583	101,902	—	37,310

Proposal 4 was approved.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEVAC, INC.

Date: May 13, 2013	/s/ JEFFREY ANDRESON
Jeffrey Andreson
Executive Vice President, Finance and Administration,
Chief Financial Officer, Treasurer and Secretary